Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 29, 2021 (the “Second Amendment Effective Date”), is by and among KVH INDUSTRIES, INC., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), Swingline Lender, and L/C Issuer. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, the Borrower, the Subsidiaries of the Borrower party from time to time party thereto (collectively, the “Guarantors”), certain banks and financial institutions from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of October 30, 2018 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Loan Parties have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement;
WHEREAS, the Loan Parties have determined in accordance with the Credit Agreement that the LIBOR Rate and all Eurodollar Rate Loans should be replaced with a successor rate and, in connection therewith, the Administrative Agent has determined that certain conforming changes are necessary or advisable; and
WHEREAS, the Administrative Agent and the Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
Article I
AMENDMENTS TO CREDIT AGREEMENT AND LOAN DOCUMENTS
I.1.New Definitions. The following definitions are hereby added to Section 1.1 of the Credit Agreement in the appropriate alphabetical order:
“Second Amendment” means that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 29, 2021.
“Second Amendment Effective Date” shall have the meaning given in the Second Amendment.

I.2.Amendment to Definition of Applicable Margin. The definition of Applicable Margin set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Applicable Margin”: means, for any day, the margin set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio for the Measurement Period most recently then ended):

Level	Consolidated Leverage Ratio	Base Rate Loans	BSBY Rate Loans & BSBY Daily Floating Rate Loans	Revolver Unused Fee Percentage
I	<0.75x	0.625%	1.625%	0.20%
II	>0.75; <1.25x	0.75%	1.75%	0.20%
III	>1.25x; <1.75x	0.875%	1.875%	0.20%
IV	≥ 1.75x	1.00%	2.00%	0.20%
Any increase or decrease in the Applicable Margin resulting from a change in the Consolidated Leverage Ratio for a Measurement Period shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) with respect to such Measurement Period; provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Level IV shall apply, in each case as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Certificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Margin shall apply.
Notwithstanding the foregoing, from and after the Second Amendment Effective Date, the Applicable Margin shall be set at Level I until the first Business Day immediately following the date a Compliance Certificate is delivered to the Administrative Agent pursuant to Section 6.02(a) for the quarter ending September 30, 2021.
I.3.Amendment to Definition of Consolidated Adjusted EBITDA. The definition of Consolidated Adjusted EBITDA set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Consolidated Adjusted EBITDA” means at any date of determination, an amount equal to the sum of (a) Consolidated EBITDA; plus (b) the amount of one-time, unusual or non-recurring cash expenses incurred by the Borrower and its Subsidiaries in respect of (i) restructuring charges, (ii) severance expenses, (iii) due diligence, legal, accounting, other professional advisor, investment banking and transaction expenses in connection with Permitted Acquisitions and (iv) other unusual or non-recurring items, not to exceed 20% of Consolidated EBITDA in the aggregate, plus (c) the EBITDA attributable to VSAT AgilePlan units shipped during such Measurement Period (or portion thereof), calculated on a pro forma basis (without duplication), not to exceed 10% of Consolidated EBITDA.
I.4.Amendment to Definition of Maturity Date. The definition of Maturity Date set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“Maturity Date” Means October 28, 2022.

I.5.Deletion of Definition. The definition of “Consolidated Fixed Charge Coverage Ratio” contained in Section 1.01 of the Credit Agreement is hereby deleted.
I.6.Amendment to Section 7.11(a). Section 7.11(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)    [Intentionally Omitted]
I.7.Amendment to Section 7.11(c). Section 7.11(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(c)    Commencing with the Measurement Period ending September 30, 2021, permit Consolidated Adjusted EBITDA for any Measurement Period to be less than $3,000,000.
I.8.Amendment to Schedule 1.01(b). Schedule 1.01(b) of the Credit Agreement is hereby deleted in its entirety and the new Schedule 1.01(b) attached hereto as Exhibit A is inserted in lieu thereof.
I.9.Amendment to Fee Letter. Notwithstanding anything to the contrary contained in any of the Loan Documents, from and after the Second Amendment Effective Date, Paragraph 3 of the Fee Letter is hereby deleted.
Article II
LIBOR TRANSITION AMENDMENTS
II.1.Notwithstanding any provision of the Credit Agreement or any other Loan Document to the contrary, the parties hereto hereby agree that the Administrative Agent’s standard transition from LIBOR terms set forth on Appendix A hereto shall apply to all Loans under the Credit Agreement.
Article III
CONDITIONS TO EFFECTIVENESS
III.1.Closing Conditions. This Amendment shall become effective as of Second Amendment Effective Date upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to the Second Amendment Effective Date:
(a)Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Lenders and the Administrative Agent.
(b)Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

Article IV
POST-CLOSING MATTERS
IV.1.Post-Closing Conditions. On or before the date that is ten (10) days after the Second Amendment Effective Date, the Borrower shall satisfy the following conditions:
(a)Fees and Expenses. The Administrative Agent shall have received from the Borrower such fees and expenses that are payable in connection with the consummation of the transactions contemplated hereby, including, without limitation, reimbursement of all outstanding fees and expenses previously incurred and all fees and expenses incurred in connection with this Amendment.
(b)Legal Opinion. The Administrative Agent shall have received an opinion or opinions of counsel for the Loan Parties, dated as of the Second Amendment Effective Date and addressed to the Administrative Agent and the Lenders which shall be in form and substance satisfactory to the Administrative Agent.
(c)Evidence of Authority. The Administrative Agent shall have received evidence that the execution, delivery, and performance by the Borrower of this Amendment and any instrument or agreement required under this amendment have been duly authorized.
Article V
MISCELLANEOUS
V.1.Amended Terms. On and after the Second Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
V.2.Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.

(d)The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).
(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens.
(g)The amounts owed under the Revolving Note, the Credit Agreement, and the other Loan Documents are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
V.3.Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
V.4.Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
V.5.Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
V.6.Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
V.7.Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
V.8.Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
V.9.No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims,

demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
V.10.GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
V.11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
V.12.Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:                KVH INDUSTRIES, INC., a Delaware corporation.

By:        /s/ JENNIFER BAKER
Name:     Jennifer Baker
Title:     Chief Accounting Officer

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By:    /s/ ERIK TRUETTE
Name: Erik Truette
Title: Vice President
[Signature page to Second Amendment to Amended and Restated Credit Agreement]

LENDERS:    BANK OF AMERICA, N.A., in its capacity as Lender, L/C Issuer, and Swingline Lender

By:    /s/ NICHOLAS STORTI
Name: Nicholas Storti
Title: Senior Vice President

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

Exhibit A

SCHEDULE 1.01(B)
Initial Commitments and Applicable Percentages

Lender		Revolving Commitment	Applicable Percentage (Revolving Loans)
Bank of America, N.A.		$15,000,000.00	100.000000000%

	Total:	$15,000,000.00	100%

[Signature page to Second Amendment to Amended and Restated Credit Agreement]

Appendix A

TERMS APPLICABLE TO BSBY RATE LOANS

1.    Defined Terms. The following terms shall have the meanings set forth below:
“Administrative Agent’s Office” means, with respect to Dollars, the Administrative Agent’s address and, as appropriate, account specified in the Credit Agreement with respect to Dollars, or such other address or account with respect to Dollars as the Administrative Agent may from time to time notify the Borrower and the Lenders.
“Applicable Rate” means the Applicable Rate, Applicable Margin or any similar or analogous definition in the Credit Agreement.
“Base Rate” means the Base Rate, Alternative Base Rate, ABR or any similar or analogous definition in the Credit Agreement.
“Base Rate Loans” means a Loan that bears interest at a rate based on the Base Rate.
“Bloomberg” means Bloomberg Index Services Limited.
“Borrowing” means a Committed Borrowing, Borrowing, or any similar or analogous definition in the Credit Agreement.
“BSBY” means the Bloomberg Short-Term Bank Yield Index rate.
“BSBY Daily Floating Rate” means, for any day, a fluctuating rate of interest per annum equal to the BSBY Screen Rate two (2) Business Days prior to such day for a term of one (1) month; provided, that, if the rate is not published on such determination date then BSBY Daily Floating Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; provided, further, if the BSBY Daily Floating Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than 0.50%, such rate shall be deemed 0.50% for purposes of this Agreement.
“BSBY Daily Floating Rate Loan” means a Loan that bears interest at a rate based on the BSBY Daily Floating Rate.
“BSBY Rate” means:
(a)    for any Interest Period with respect to a BSBY Rate Loan, the rate per annum equal to the BSBY Screen Rate two Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published on such determination date then BSBY Rate means the BSBY Screen Rate on the first Business Day immediately prior thereto; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the BSBY Screen Rate with a term of one month commencing that day;

provided that if the BSBY Rate determined in accordance with the foregoing provisions of this definition would otherwise be less than 0.50%, the BSBY Rate shall be deemed 0.50% for purposes of this Agreement.
“BSBY Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of BSBY Rate. BSBY Rate Loans shall be denominated in Dollars.
“BSBY Screen Rate” means the Bloomberg Short-Term Bank Yield Index rate administered by Bloomberg and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
1“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located; provided that if such day relates to any interest rate settings as to a BSBY Rate Loan or any BSBY Daily Floating Rate Loan, means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in New York City.
“Committed Loan Notice” means a Committed Loan Notice, Loan Notice, Borrowing Notice, Continuation/Conversion Notice, or any similar or analogous definition in the Credit Agreement, and such term shall be deemed to include the Committed Loan Notice attached hereto as Exhibit A.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with BSBY or any proposed Successor Rate for BSBY, any conforming changes to the definitions of “Base Rate”, “BSBY”, “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of “Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice for Dollars (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate for Dollars exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Daily Simple SOFR” with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).
“Dollar” and “$” mean lawful money of the United States.
“Eurocurrency Rate” means Eurocurrency Rate, LIBOR, Adjusted LIBOR Rate, LIBOR Rate or any similar or analogous definition in the Credit Agreement.
“Eurocurrency Rate Loans” means a Loan that bears interest at a rate based on the Eurocurrency Rate.

“Interest Payment Date” means, (a) as to any BSBY Rate Loan, the last day of each Interest Period applicable to such Loan and the applicable maturity date set forth in the Credit Agreement; provided, however, that if any Interest Period for a BSBY Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates and (b) as to any BSBY Daily Floating Rate Loan (including a Swingline Loan if such Swingline Loan bears interest at the BSBY Daily Floating Rate), the first Business Day of each month and the applicable maturity date set forth in the Credit Agreement.
“Interest Period” means as to each BSBY Rate Loan, the period commencing on the date such BSBY Rate Loan or is disbursed or converted to or continued as a BSBY Rate Loan and ending on the date one, three or six months thereafter (in each case, subject to availability), as selected by the Borrower in its Committed Loan Notice; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a BSBY Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to a BSBY Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the applicable maturity date set forth in the Credit Agreement.
“LIBOR Daily Floating Rate” means the LIBOR Daily Floating Rate, Daily LIBOR Floating Rate or any similar or analogous definition in the Credit Agreement.
“LIBOR Daily Floating Rate Loan” means the LIBOR Daily Floating Rate Loan, Daily LIBOR Floating Rate Loan or any similar or analogous definition in the Credit Agreement.
“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” means the Required Lenders, Requisite Lenders, Majority Lenders or any similar or analogous definition in the Credit Agreement, subject to Section 2(g) of this Appendix A.
“Scheduled Unavailability Date” has the meaning set forth in Section 2(g) of this Appendix A.
“SOFR Adjustment” with respect to Daily Simple SOFR means 0.11448% (11.448 basis points); and with respect to Term SOFR means 0.11448% (11.448 basis points) for an interest period of one-month’s duration, 0.26161% (26.161 basis points;) for an interest period of three-month’s duration, 0.42826% (42.826 basis points) for an interest period of six-months’ duration, and 0.71513% (71.513 basis points) for an interest period of twelve–months’ duration.
“Successor Rate” has the meaning set forth in Section 2(g).

“Swingline Loan” means Swing Line Loan, Swingline Loan or any similar or analogous definition in the Credit Agreement.
“Term SOFR” means, for the applicable corresponding Interest Period of BSBY (or if any Interest Period does not correspond to an interest period applicable to SOFR, the closest corresponding interest period of SOFR, and if such interest period of SOFR corresponds equally to two Interest Periods of BSBY, the corresponding interest period of the shorter duration shall be applied) the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a BSBY Rate Loan, or a BSBY Daily Floating Rate Loan.
2.    Terms Applicable to BSBY Rate Loans and BSBY Daily Floating Rate Loans. From and after the Second Amendment Effective Date, the parties hereto agree as follows:
(a)    Impacted Currencies. (i) Dollars shall not be considered a currency for which there is a published LIBOR rate, (ii) any request for a new Eurocurrency Rate Loan denominated in Dollars, or to continue an existing Eurocurrency Rate Loan denominated in Dollars, shall be deemed to be a request for a new Loan bearing interest at the BSBY Rate, and (iii) any request for a new LIBOR Daily Floating Rate Loan shall be deemed to be a request for a new Loan bearing interest at the BSBY Daily Floating Rate; provided, that, to the extent any Loan bearing interest at the Eurocurrency Rate or the LIBOR Daily Floating Rate is outstanding on the Second Amendment Effective Date, such Loan shall continue to bear interest at the Eurocurrency Rate or the LIBOR Daily Floating Rate, as applicable, until the end of the current Interest Period or payment period applicable to such Loan unless, in the case of a LIBOR Daily Floating Rate Loan, the LIBOR Daily Floating Rate is no longer representative or being made available, in which case such Loan shall bear interest at the BSBY Daily Floating Rate immediately upon the effectiveness of this Agreement.
(b)     References to Eurocurrency Rate, Eurocurrency Rate Loans, LIBOR Daily Floating Rate and LIBOR Daily Floating Rate Loans in the Credit Agreement and Loan Documents.
(i)     References to the Eurocurrency Rate, Eurocurrency Rate Loans, LIBOR Daily Floating Rate and LIBOR Daily Floating Rate Loans in provisions of the Credit Agreement and the other Loan Documents that are not specifically addressed herein (other than the definitions of Eurocurrency Rate, Eurocurrency Rate Loan, LIBOR Daily Floating Rate and LIBOR Daily Floating Rate Loan) shall be deemed to include the BSBY Rate, BSBY Rate Loans, the BSBY Daily Floating Rate and BSBY Daily Floating Rate Loans, as applicable. In addition, references to the Eurocurrency Rate or the LIBOR Daily Floating Rate, as applicable, in the definition of Base Rate in the Credit Agreement shall be deemed to refer to the BSBY Rate or the BSBY Daily Floating Rate, as applicable.
(ii)     For purposes of any requirement for the Borrower to compensate Lenders for losses in the Credit Agreement resulting from any continuation, conversion, payment or prepayment of any Loan on a day other than the last day of any Interest Period (as defined in the Credit Agreement), references to the Interest Period (as defined in the Credit Agreement) shall be deemed to include any relevant interest payment date or payment period for a BSBY Rate Loan.

(c)     Interest Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “BSBY Rate”, “BSBY Daily Floating Rate” or with respect to any rate (including, for the avoidance of doubt, the selection  of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to such rate or the effect of any of the foregoing, or of any Conforming Changes.
(d)    Borrowings, Conversions, Continuations and Prepayments of BSBY Loans and BSBY Daily Floating Rate Loans. In addition to any other borrowing or prepayment requirements set forth in the Credit Agreement:
(i)    BSBY Rate Loans and BSBY Daily Floating Rate Loans. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of BSBY Rate Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) (1) two Business Days prior to the requested date of any Borrowing of, conversion to or continuation of BSBY Rate Loans or of any conversion of BSBY Rate Loans to Base Rate Loans or BSBY Daily Floating Rate Loans and (ii) on the requested date of any Borrowing of BSBY Daily Floating Rate Loans. Each Borrowing of, conversion to or continuation of BSBY Rate Loans or BSBY Daily Floating Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of BSBY Rate Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable BSBY Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of BSBY Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.
(ii)    Conforming Changes. With respect to BSBY the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein, in the Credit Agreement or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement, the Credit Agreement or any other Loan Document; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

(iii)    Committed Loan Notice. For purposes of a Borrowing of BSBY Rate Loans or BSBY Daily Floating Rate Loans, or a continuation of a BSBY Rate Loan, the Borrower shall use the Committed Loan Notice attached hereto as Exhibit A.
(iv)    Voluntary Prepayments of BSBY Rate Loans. The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the BSBY Rate Loans in whole or in part without premium or penalty (except as otherwise specified in the Credit Agreement); provided that such notice must be received by the Administrative Agent not later than 11:00 a.m. (Eastern time) two Business Days prior to any date of prepayment of BSBY Rate Loans.
(e)    Interest.
    (i)    Subject to the provisions of the Credit Agreement with respect to default interest, (A) each BSBY Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the BSBY Rate plus the Applicable Rate and (B) each BSBY Daily Floating Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the sum of the BSBY Daily Floating Rate plus the Applicable Rate.
    (ii)    Interest on each BSBY Rate Loan and each BSBY Daily Floating Rate Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified the Credit Agreement. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any debtor relief law.
(f)     Computations. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the BSBY Rate or the BSBY Daily Floating Rate, as applicable) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest with respect to BSBY Rate Loans and BSBY Daily Floating Rate Loans shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to the provisions in the Credit Agreement addressing payments generally, bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
(g)    Inability to Determine Rates; Successor Rates.
            (i)    Defined Terms. For purposes of this Section 2(g), those Lenders that either have not made, or do not have an obligation under the Credit Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
(ii)    Inability to Determine Rate. If in connection with any request for a BSBY Rate Loan or a BSBY Daily Floating Rate Loan, as applicable or a conversion to or continuation thereof, as applicable, (A) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) no Successor Rate has been determined in accordance with Section 2(g)(iii) and the circumstances under clause (x) of Section 2(g)(iii) or the Scheduled Unavailability Date has occurred (as applicable) or (y) adequate and reasonable means do not otherwise exist for determining BSBY for any requested Interest Period with respect to a proposed BSBY Rate Loan or in connection with an existing or proposed Base Rate Loan or BSBY Daily Floating Rate Loan, as applicable, or (B) the Administrative Agent or the Required Lenders determine that for any reason that the BSBY Rate for any requested Interest Period with respect to a proposed BSBY Rate Loan or a BSBY Daily Floating Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such BSBY Rate Loan or BSBY Daily Floating Rate Loan, as applicable, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (1) the obligation of the Lenders to make or maintain BSBY Rate Loans or BSBY Daily Floating Rate Loans, as applicable, or to convert Base Rate Loans to BSBY Rate Loans, shall be suspended (to the extent of the affected BSBY Rate Loans, BSBY Daily Floating Rate Loans, or Interest Periods), and (2) in the event of a determination described in the preceding sentence with respect to the BSBY component of the Base Rate, the utilization of the BSBY Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (B) of this Section, until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (1) the Borrower may revoke any pending request for a Borrowing of, or conversion to, or continuation of BSBY Rate Loans or BSBY Daily Floating Rate Loans, as applicable (to the extent of the affected BSBY Rate Loans, BSBY Daily Floating Rate Loans, or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (2) any outstanding BSBY Rate Loans and BSBY Daily Floating Rate Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period or payment period, as applicable.
(iii)    Successor Rates. Notwithstanding anything to the contrary in this Agreement, the Credit Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that:
        (x)    adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of BSBY, including, without limitation, because the BSBY Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
        (y)    Bloomberg or any successor administrator of the BSBY Screen Rate or a governmental authority having jurisdiction over the Administrative Agent or Bloomberg or such administrator has made a public statement identifying a specific date after which one month, three month and six month interest periods of BSBY or the BSBY Screen Rate shall or will no longer be representative or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, or that such interest periods or BSBY Screen Rate have failed to comply with the International Organization of Securities Commission (IOSCO) Principles for Financial Benchmarks, provided, that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such representative interest periods of BSBY after such specific date (the latest date on which one month, three month and six month interest periods of BSBY or the BSBY Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “BSBY Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, BSBY will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”):
(1)    Term SOFR plus the SOFR Adjustment; and
(2)     Daily Simple SOFR plus the SOFR Adjustment;
provided  that, if initially BSBY is replaced with the rate contained in clause (2) above (Daily Simple SOFR plus the SOFR Adjustment) and subsequent to such replacement, the Administrative Agent determines that Term SOFR has become available and is administratively feasible for the Administrative Agent in its sole discretion, and the Administrative Agent notifies the Borrower and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Successor Rate shall be Term SOFR plus the SOFR Adjustment.
If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis.
Notwithstanding anything to the contrary herein or in the Credit Agreement, (A) if the Administrative Agent determines that neither of the alternatives set forth in clauses (1) and (2) above is available on or prior to the BSBY Replacement Date or (ii) if the events or circumstances of the type described in Section 2(g)(iii)(x) or 2(g)(iii)(y) of this Appendix A have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing BSBY or any then current Successor Rate in accordance with this Section 2(g)(iii) at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein or in the Credit Agreement, if at any time any Successor Rate as so determined would otherwise be less than 0.50%, the Successor Rate will be deemed to be 0.50% for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.

Exhibit A

FORM OF COMMITTED LOAN NOTICE
(BSBY Rate Loans)
Date: ___________, _____1
To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of October 30, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among KVH Industries, Inc., a Delaware corporation (the “Borrower”), the Guarantors party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent.

The undersigned hereby requests (select one)2:

Revolving Facility

Indicate: Borrowing, Conversion or Continuation	Indicate: Borrower Name	Indicate: Requested Amount	Indicate: Currency	Indicate: BSBY Rate Loans or BSBY Daily Floating Rate Loans	For BSBY Rate Loans Indicate: Interest Period (e.g., 1, 3 or 6 month interest period)

The Borrowing, if any, requested herein complies with the requirements set forth in the Credit Agreement.
KVH INDUSTRIES, INC.
By:
Name: [Type Signatory Name]
1 Note to Borrower. All requests submitted under a single Committed Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Committed Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

Title: [Type Signatory Title]